UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 12, 2022 (May 12, 2022)

Chicago Atlantic Real Estate Finance, Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-41123	86-3125132
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

420 N. Wabash Avenue, Suite 500, Chicago, Illinois 60611

(Address of principal executive offices) (zip code)

Registrant’s telephone number, including area code (312) 809-7002

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	REFI	The Nasdaq Global Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On May 12, 2022, Chicago Atlantic Lincoln, LLC (“CAL”), a Delaware limited liability company and a wholly-owned financing subsidiary of Chicago Atlantic Real Estate Finance, Inc. (the “Company”), entered into a Second Amended and Restated Loan and Security Agreement (the “Second Amended and Restated LSA”) by and among CAL and other borrowers from time to time party thereto, as the borrower (the “Borrowers”), and the various financial institutions party thereto, as lenders (the “Lenders”) related to a secured revolving credit facility (the “Revolving Loan”).

The Second Amended and Restated LSA amends and restates the original Loan Agreement, dated February 12, 2021, which was previously amended and restated on December 16, 2021, to provide for an increase in the aggregate commitment from $45 million to $65 million.  No other material terms of the Loan Agreement were modified as a result of the execution of the Second Amended and Restated LSA.

The foregoing summary of the Second Amended and Restated LSA is qualified in its entirety by the full text of the Second Amended and Restated LSA filed as an exhibit to this report and incorporated herein by reference.

On May 12, 2022, the Company issued a press release announcing the closing of the Second Amended and Restated LSA. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of Registrant.

The information contained in Item 1.01 to this current report on Form 8-K is by this reference incorporated in this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

a) Not applicable.

b) Not applicable.

c) Not applicable.

d) Exhibits.

Exhibit Number	Description

10.1*	Second Amended and Restated Loan and Security Agreement, dated as of May 12, 2022, among Chicago Atlantic Lincoln, LLC, Chicago Atlantic Real Estate Finance, Inc., the other Persons from time to time party thereto, as borrowers; and the financial institutions party thereto, as Lenders.

99.1	Press release, dated May 12, 2022.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	In accordance with Item 601(b)(10) of Regulation S-K, certain provisions or terms of the Agreement have been redacted. The Company will provide an unredacted copy of the exhibit on a supplemental basis to the SEC or its staff upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

CHICAGO ATLANTIC REAL ESTATE FINANCE, INC.

Date: May 12, 2022	By:	/s/ Anthony Cappell
		Name:	Anthony Cappell
		Title:	Chief Executive Officer

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